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                                    EXHIBIT 1

                                    AGREEMENT

               The undersigned agree that the Statement on Schedule 13D dated March 17, 1997 relating to the shares of Common Stock, $0.01 par value per share, of BLC Financial, Inc., as amended by this Amendment No.9 to which this Agreement is attached as Exhibit A, shall be deemed filed on behalf of each of the undersigned



                                           /s/ Carol Tannenhauser
                                           --------------------------------
                                           Carol Tannenhauser


                                           /s/ Robert F. Tannenhauser
                                           --------------------------------
                                           Robert F. Tannenhauser






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